UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

Inari Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39293	45-2902923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Oak Canyon, Suite 100 Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 923-4747

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NARI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, on January 6, 2025, Stryker Corporation, a Michigan corporation (“Stryker”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Inari Medical, Inc., a Delaware corporation (“Inari”), and, following its execution and delivery of a joinder thereto on January 7, 2025, Eagle 1 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Stryker (“Merger Sub”). Pursuant to the terms of the Merger Agreement, on January 17, 2025, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of Inari’s common stock, par value $0.001 per share (the “Shares”), at a price of $80.00 per Share, net to the seller in cash, without interest and subject to any applicable tax withholding (the “Offer Consideration”).

The Offer expired as scheduled at one minute after 11:59 p.m., New York City time, on February 18, 2025 (the “Expiration Time”) and was not extended. Equiniti Trust Company, LLC, the depository for the Offer (the “Depository”), advised Stryker and Merger Sub that, as of the Expiration Time, a total of 48,504,444 Shares had been validly tendered and not properly withdrawn pursuant to the Offer (excluding any Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received”), which tendered Shares represented approximately 81.69% of the aggregate number of outstanding Shares. Accordingly, the minimum tender condition in the Merger Agreement that the number of Shares validly tendered and not validly withdrawn prior to the expiration of the Offer (excluding any Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received”), when added to the Shares, if any, then-owned by Stryker or Merger Sub, represent at least a majority of the Shares outstanding as of immediately following the expiration of the Offer, is satisfied. Merger Sub has accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer.

Following consummation of the Offer, Stryker completed its acquisition of Inari by consummating the merger of Merger Sub with and into Inari (the “Merger”) in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with Inari surviving the Merger as a wholly owned subsidiary of Stryker (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), and as a result of the Merger, each Share then issued and outstanding (other than (i) Shares owned by Inari or any wholly owned subsidiary of Inari as treasury stock or otherwise, (ii) Shares owned, directly or indirectly, immediately prior to the Effective Time, by Stryker or Merger Sub or any wholly owned subsidiary of Stryker, (iii) Shares irrevocably accepted for purchase pursuant to the Offer and (iv) Shares held by any stockholder who was entitled to demand and had properly demanded appraisal of such

Shares pursuant to, and who had properly exercised and perfected their demand for appraisal under and complied in all respects with, Section 262 of the DGCL and who, as of the Effective Time, had not withdrawn in accordance with Section 262 their demand for appraisal under Section 262 with respect to such Shares), was cancelled and automatically converted into the right to receive the Offer Consideration, in accordance with the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each compensatory option to purchase Shares (a “Company Stock Option”), whether vested or unvested, which was outstanding immediately prior to the Effective Time became fully vested and was canceled in exchange for the right of the holder of such Company Stock Option to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the excess (if any) of the Offer Consideration over the per share exercise price of such Option, multiplied by (ii) the total number of Shares subject to such Company Stock Option. Additionally, at the Effective Time, each award of restricted stock units representing the right to vest in and be issued Shares by Inari (a “Company RSU Award”) whether vested or unvested, which was outstanding immediately prior to the Effective Time was canceled in exchange for the right of the holder of such Company RSU Award to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the Offer Consideration, multiplied by (ii) the total number of Shares subject to such Company RSU Award, together with any accrued and unpaid dividends corresponding to such Company RSU Award. For purposes of the foregoing clause (ii), the total number of Shares subject to a performance-based Company RSU Award was based on deemed achievement of maximum performance.

The total aggregate consideration paid by Merger Sub in the transaction was approximately $4.94 billion in cash. Stryker and Merger Sub funded the Offer and the Merger (including payments for Company Stock Options and Company RSUs, and net of cash on hand of Inari and its subsidiaries) from a combination of sources, including (a) available cash and cash equivalents of Stryker and its subsidiaries and (b) debt financings.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Inari’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 6, 2025 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, effective as of the Effective Time, Inari terminated the Inari Medical, Inc. 2020 Incentive Award Plan and the Inari Medical, Inc. 2011 Equity Incentive Plan. Additionally, in connection with the consummation of the Merger, effective as of February 11, 2025, Inari terminated the Inari Medical, Inc. Amended and Restated 2020 Employee Stock Purchase Plan.

In connection with the consummation of the Merger, Stryker paid or caused to be paid, on behalf of Inari, all amounts necessary to satisfy and discharge in full the then-outstanding obligations of Inari under that certain Loan, Guaranty and Security Agreement, dated as of September 4, 2020, by and among Inari, Inari Medical International, Inc., the lenders from time to time party thereto and Bank of America, N.A., as agent (as amended, restated, supplemented or otherwise modified from time to time, together with all related credit documentation, the “Credit Facility”) and to terminate the Credit Facility and all commitments thereunder.

The disclosures under the Introductory Note are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 19, 2025, Inari (i) notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (x) suspend trading of the Shares, effective prior to market open on February 19, 2025, and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Inari intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of Inari’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

The disclosures under the Introductory Note are incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 are incorporated herein by reference.

Item 5.01.	Change in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL, on February 19, 2025, a change in control of Inari occurred, and Inari is now a wholly owned subsidiary of Stryker.

The disclosures under the Introductory Note, Item 3.01, Item 5.02 and Item 5.03 are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Donald Milder, Jonathan Root, Cynthia Lucchese, Catherine Szyman, Bill Hoffman, Rebecca Chambers, Dana G. Mead, Jr., Robert K. Warner and Andrew Hykes each resigned from his or her respective position as a member of the Inari Board of Directors and any committee thereof. These resignations were not a result of any disagreement between Inari and the directors on any matter relating to Inari’s operations, policies or practices.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, (i) the directors of Merger Sub as of immediately prior to the Effective Time, William E. Berry Jr. and J. Andrew Pierce, became the directors of the Surviving Corporation and (ii) the officers of Inari as of immediately prior to the Effective Time remained the officers of the Surviving Corporation, in each case, to serve the Surviving Corporation in their respective positions until their respective successors are duly elected and qualified, or the earlier of their death, incapacitation, retirement, resignation or removal.

Information regarding the new directors of the Surviving Corporation has been previously disclosed in Schedule A of the Offer to Purchase filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Stryker and Merger Sub on January 17, 2025, as subsequently amended.

Modifications to Executive Employment Agreements

As permitted by the Merger Agreement, the employment agreements by and between Inari and each of Andrew Hykes, Kevin Strange and Thomas Tu were each amended as of the Effective Time to extend the period following a change in control (including the Merger) during which each such executive would be eligible to receive certain enhanced severance payments and benefits upon a qualifying employment termination, from 12 months to 24 months.

The disclosures under the Introductory Note are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Inari’s certificate of incorporation was amended and restated in its entirety. A copy of Inari’s Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Inari’s bylaws were amended and restated in their entirety. A copy of Inari’s Amended and Restated Bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1*	Agreement and Plan of Merger, dated as of January 6, 2025, by and between Stryker Corporation and Inari Medical, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Inari on January 6, 2025)

3.1	Amended and Restated Certificate of Incorporation of Inari Medical, Inc.

3.2	Amended and Restated Bylaws of Inari Medical, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that Inari may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INARI MEDICAL, INC.

Date: February 19, 2025	By:	/s/ Andrew Hykes
	Name:	Andrew Hykes
	Title:	Chief Executive Officer and President